Tektronix, Inc.
26600 S.W. Parkway
P.O. Box 1000
Wilsonville, Oregon 97070- 1000
503 682 - 3411

                     GRAPHICS PRINTING & IMAGING DIVISION

                      U.S. VALUE ADDED DEALER AGREEMENT

                                 SUPPLEMENT A


Dealer:   Cadapult Graphic Systems         Agreement No D3803
          17 Arcadian Way; Suite 104
          Paramus, NJ 07652
                                           Supplement No. D3803401
          Attn: Michael W. Levin
                                           Effective Date: September 1, 1992

The following terms and conditions are a part of the Agreement identified above between Tektronix Inc. ("Tektronix") and Dealer.

1. TERM OF SUPPLEMENT. The term of Dealer's appointment under this Supplement shall begin on the date shown above and shall end one year thereafter; it is renewable for one year terms.

2. PRODUCTS, DISCOUNTS. The products available for Resale under the Agreement and the associated discounts are as specified below. These discounts apply if demonstration requirements are fulfilled; see Section 4, DEMONSTRATION PRODUCTS/ALTERNATIVE RESALE DISCOUNT.


PRODUCT(S) AND RELATED OPTIONS,
SERVICE INSTALLATION/EXTENDED WARRANTY,
ACCESSORIES, and SOFTWARE
(as stated in the current Dealer Price List)

Product 1: 4694PXI, 4697SI

Product 2: 4694PXe, 4698PXI, 4684, 4511A, RGB3


RESALE
DISCOUNT


30% + 3% Performance
  Bonus Discount^
25% + 3% Performance
  Bonus Discount^


ALTERNATIVE
RESALE
DISCOUNT

12%

12%


3. SUPPLIES. Dealer must sell, market and promote Tektronix supplies for use with Tektronix printers to ensure customer satisfaction and quality output. Discounts for Supplies for the Products listed above are as defined below and as stated in the current Dealer Price List.

Supplies

20% + 3% Performance Bonus Discount^

4. DEMONSTRATION PRODUCTS/ALTERNATIVE RESALE DISCOUNT. One demonstration unit for each authorized location must be purchased and maintained eve six months for the 4698PXi, 4694PXi, and 4684 to qualify for the Resale Discounts on those models. After a demonstration unit has been purchased for one of these models then Dealer shall receive the Resale Discount on the 4697SI and 4694PXe. A demonstration unit is required for the 4511A and RGB3.

Demonstration unit discount is 40%. Additional demonstration units are available within the six month period at standard contract terms and Resale Discount.

A 12% Alternative Resale Discount (in lieu of the Resale Discount listed above) shall apply when Dealer chooses to resell a product listed above, but has not fulfilled demonstration requirements.

5. MINIMUM VOLUME EXPECTATION. The discounts shown in this Supplement are based on a $100,000 minimum net purchase volume from Section 2 and 3 during this current Supplement's term. In the event the minimum purchase volume is not achieved, Tektronix' sole remedy shall be not to renew Dealer's Supplement.

6. ^ PERFORMANCE BONUS. In the event Dealer orders and receives shipments at discounted purchase prices during the current term of appointment totaling more than $450,000 and at least $300,000 is purchased from Section 2 and Dealer is authorized for 1-3 locations, Tektronix shall award Dealer a performance bonus in the amount of additional discount specified in Section 2 and 3. For Dealers with greater than 3 authorized locations, $125,000 per additional authorized location is required in addition to the $450,000 described above.

The bonus shall be applied as a credit note. Tektronix will then also grant Dealer the additional Performance Bonus Discount as defined in Section 2 and 3 on the list price of products and related options, service installation/extended warranty (ordered with the product), accessories, software, and supplies purchased during the remaining period of the current Supplement.

If during the preceding term of appointment,, Dealer met Performance Bonus qualifications, Tektronix grants Dealer a performance bonus in the amount of additional discount as defined in Section 2 and 3. Tektronix reserves the right to discontinue the Performance Bonus Discount if Dealer's performance is not maintained at a level necessary to meet the qualifications as defined in this Supplement

7. WARRANTIES. The products listed above are warranted in accordance with the applicable warranty statement printed on the reverse hereof and made a part of this Supplement.

                                 ATTACHMENT 1

                                   WARRANTY

WARRANTY FOR the RGB3, 4696, 4697xx Printer Products

Tektronix warrants that the products that it manufactures and sells, of the types listed, will be free from detects in materials and workmanship for a period of three months from the date of shipment. If any such product proves defective during the initial three month period, Tektronix, at its option, either will repair the defective product without charge for parts and labor, or will provide a replacement in exchange for the defective product.

In order to obtain service under this warranty. Customer must notify Tektronix of the defect before the expiration of the respective warranty period and make suitable arrangements for the performance of service. Tektronix will provide such service at Customer's site without charge during the warranty period, if the service is preformed within the normal on-site service area. Tektronix will provide on-site service outside the normal on-site service area only upon prior agreement and subject to payment of all travel expenses by Customer. When or where on-site service is not available, Customer shall be responsible for packaging and shipping the defective product to the service center designated by Tektronix, with shipping charges prepaid, Tektronix shall pay for the return of the product to Customer if the shipment is to a location within the country in which the Tektronix service center is located. Customer shall be responsible for paying all shipping charges, duties, taxes, and any other charges for products returned to any other locations.

This warranty shall not apply to any defect, failure or damage caused by improper use of or improper or inadequate maintenance and care. Tektronix shall not be obliged to furnish service under this warranty a) to repair damage resulting from attempts by personnel other than Tektronix representatives to install, repair or service the product; b) to repair damage resulting from improper use or connection to incompatible equipment; or c) to service a product that has been modified or integrated with other products when the effect of such modification or integration increases the time or difficulty of servicing the product.


WARRANTY for the 4511A, 4684xxx, 4694xxx and 4698xxx Printer Products

Tektronix warrants that the products that it manufactures and sells of the types listed above will be free from defects in materials and workmanship for a period of one (1) year from the date of shipment. If any such product proves defective during this warranty period, Tektronix. at its option, either will repair the defective product without charge for parts and labor, or will provide a replacement in exchange for the defective product.

In order to obtain service under this warranty, Customer must notify Tektronix of the defect before the expiration of the warranty period and make suitable arrangements for the performance of service. Customer shall be responsible for packaging and shipping the defective product to the service center designated by Tektronix. with shipping charges prepaid Tektronix shall pay for the return of the product to Customer if the shipment is to a location within the country in which the Tektronix service center is located. Customer shall be responsible for paying all shipping charges, duties, taxes, and any other charges for products returned to any other locations.

This warranty shall not apply to any defect, failure or damage caused by improper use or Improper or inadequate maintenance and care. Tektronix shall not be obligated to furnish service under this warranty a) to repair damage resulting from attempts by personnel other than Tektronix representatives to install, repair or service the product; b) to repair damage resulting from improper use or connection to incompatible equipment; or c) to service a product that has been modified or integrated with other products when the effect of such modification or integration increases the time or difficulty of servicing the product,


THE ABOVE WARRANTY IS GIVEN BY TEKTRONIX WITH RESPECT TO THE LISTED PRODUCTS IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED. TEKTRONIX AND ITS VENDORS DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TEKTRONIX' RESPONSIBILITY TO REPAIR OR REPLACE DEFECTIVE PRODUCTS IS THE SOLE AND EXCLUSIVE REMEDY PROVIDED TO THE CUSTOMER FOR BREACH OF THIS WARRANTY. TEKTRONIX AND ITS VENDORS WILL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGE IRRESPECTIVE OF WHETHER TEKTRONIX OR THE VENDOR HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.